UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

APARTMENT INCOME REIT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24497	84-1275621
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue,
New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-5000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After 17 years of dedicated service to Apartment Income REIT, L.P. (the “Partnership”) and its predecessor, as of November 3, 2025, Paul Beldin began a transition period and will cease to serve as Chief Financial Officer (Principal Financial Officer) of the Partnership. As a result, Lisa Cohn (age 56), and Keith Kimmel (age 54), the Partnership’s current co-Principal Executive Officers, have assumed the additional role of Co-Principal Financial Officers. Biographical and other information regarding Ms. Cohn and Mr. Kimmel is set forth in Part III of the Partnership’s Annual Report on Form 10-K for year ended December 31, 2024, filed with the Securities and Exchange Commission on March 19, 2025, and such information is incorporated by reference herein. The Partnership has not entered into any new compensatory arrangements with Ms. Cohn or Mr. Kimmel in connection with their additional roles.

Mr. Beldin’s departure is not the result of any disagreement with the Partnership on any matter relating to its strategy, operations, performance, policies, practices, or otherwise. The Partnership and Ms. Cohn and Mr. Kimmel express great appreciation to Mr. Beldin for his leadership and contributions during his long tenure, commencing in 2008 when he joined the Partnership’s predecessor, and continuing as Chief Financial Officer since 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INCOME REIT, L.P.
By: AIR-GP LLC, its General Partner

Date: November 7, 2025	By:	/s/ Lisa Cohn
Name: Lisa Cohn
Title: President, General Counsel, and Secretary